UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2013

ALLIED HEALTHCARE PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1720 Sublette Avenue, St. Louis, Missouri	63110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Allied Healthcare Products, Inc. (the “Company”) was held on November 14, 2013. Proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. There was no solicitation in opposition to management’s nominees for Directors. The voting results are noted below.

ELECTION OF DIRECTORS

All nominees for Directors were elected with the following votes cast:

	For	Withheld	Broker Non-Votes

Judith T. Graves	6,335,351	16,401	1,166,405
Joseph E. Root	6,334,526	17,226	1,166,405
William A. Peck	6,331,882	19,870	1,166,405
Earl R. Refsland	6,331,948	19,805	1,166,405
John D. Weil	6,306,245	45,507	1,166,405

Agenda Item 2, concerning the ratification of the appointment of RubinBrown LLP as the Company’s independent registered public accounting firm for fiscal 2014 was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
7,498,357	14,819	4,982	0

Agenda Item 3, an advisory (non-binding) vote to approve our executive compensation was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
6,317,757	19,679	14,316	1,166,405

Agenda Item 4, an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation, had the following votes cast by the stockholders:

1 Year	2 Years	3 Years	Abstain
6,323,188	6,353	21,333	878

In light of the voting results with respect to this proposal, the Company has decided to hold a shareholder advisory vote every year to approve the compensation of the Company’s named executive officers until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than our Annual Meeting in 2019.

Agenda Item 5, concerning the approval of the Company’s 2013 Incentive Stock Plan for Non-Employee Directors was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
6,329,302	21,941	510	1,166,405

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

By:
Date: November 14, 2013		/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer